UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 26, 2007

Arrow Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-12507

22-2448962

(Commission File Number)

(IRS Employer Identification No.)

250 Glen Street, Glens Falls, NY

12801

(Address of Principal Executive Offices)

(Zip Code)

(518) 745-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 26, 2007, the Board of Directors acting by unanimous written consent amended Section 3.2 of the Bylaws, which govern the determination of the number of directors.  Previously, Section 3.2 specified the exact number of directors of the Company (which was twelve prior to the amendment).  As amended, Section 3.2 specifies that the number of directors of the Company shall be as determined from time to time by the Board of Directors or by the shareholders.  The new Section 3.2 reads in its entirety as follows:

3.2

Number of Directors.  The number of directors of the Corporation shall be as established from time to time (i) by the Board of Directors, by the affirmative vote of not less than seventy percent (70%) of the members of the entire Board, or (ii) by the shareholders of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date: March 30, 2007

By: ______/s/ Terry R. Goodemote

Terry R. Goodemote

Senior Vice President, Treasurer and Chief Financial Officer